Exhibit 8.1 - List of Subsidiaries of Santander UK plc as at 31 December 2013

	Company Name	Domicile
1	2 & 3 Triton Limited	United Kingdom
2	A & L CF (Guernsey) Limited	Guernsey
3	A & L CF (Jersey) Limited	Jersey
4	A & L CF December (1) Limited	United Kingdom
5	A & L CF December (10) Limited	United Kingdom
6	A & L CF December (11) Limited	United Kingdom
7	A & L CF June (1) Limited	United Kingdom
8	A & L CF June (2) Limited	United Kingdom
9	A & L CF June (3) Limited	United Kingdom
10	A & L CF March (5) Limited	United Kingdom
11	A & L CF March (6) Limited	United Kingdom
12	A & L CF September (3) Limited	United Kingdom
13	A & L CF September (4) Limited	United Kingdom
14	A & L Services Limited	United Kingdom
15	Abbey Business Services (India) Private Limited	India
16	Abbey Covered Bonds LLP	United Kingdom
17	Abbey National (America) Holdings Inc.	United States
18	Abbey National (America) Holdings Limited	United Kingdom
19	Abbey National Beta Investments Limited	United Kingdom
20	Abbey National Business Office Equipment Leasing Limited	United Kingdom
21	Abbey National Capital LP I	United States
22	Abbey National Capital Trust I	United States
23	Abbey National GP (Jersey) Limited	Jersey
24	Abbey National International Limited	Jersey
25	Abbey National Nominees Limited	United Kingdom
26	Abbey National North America Holdings Limited	United Kingdom
27	Abbey National North America LLC	United States
28	Abbey National Pension (Escrow Services) Limited	United Kingdom
29	Abbey National PLP (UK) Limited	United Kingdom
30	Abbey National Property Investments	United Kingdom
31	Abbey National Securities Inc.	United States
32	Abbey National Treasury Investments	United Kingdom
33	Abbey National Treasury Services Investments Limited	United Kingdom
34	Abbey National Treasury Services Overseas Holdings	United Kingdom
35	Abbey National Treasury Services plc	United Kingdom
36	Abbey National UK Investments	United Kingdom
37	Abbey Stockbrokers (Nominees) Limited	United Kingdom
38	Abbey Stockbrokers Limited	United Kingdom
39	Alliance & Leicester Cash Solutions Limited	United Kingdom
40	Alliance & Leicester Commercial Bank plc	United Kingdom
41	Alliance & Leicester Investments (Derivatives) Limited	United Kingdom
42	Alliance & Leicester Investments (No. 2) Limited	United Kingdom
43	Alliance & Leicester Investments Limited	United Kingdom
44	Alliance & Leicester Personal Finance Limited	United Kingdom
45	Alliance & Leicester Limited	United Kingdom
46	ALIL Services Limited	Isle of Man
47	AN (123) Limited	United Kingdom
48	ANITCO LIMITED	United Kingdom
49	Carfax (Guernsey) Limited	Guernsey
50	Cater Allen Holdings Limited	United Kingdom
51	Cater Allen International Limited	United Kingdom
52	Cater Allen Limited	United Kingdom
53	Cater Allen Lloyd’s Holdings Limited	United Kingdom
54	Cater Allen Syndicate Management Limited	United Kingdom
55	First National Motor Business Limited	United Kingdom
56	First National Motor Contracts Limited	United Kingdom
57	First National Motor Facilities Limited	United Kingdom
58	First National Motor Finance Limited	United Kingdom
59	First National Motor Leasing Limited	United Kingdom
60	First National Motor plc	United Kingdom
61	First National Tricity Finance Limited	United Kingdom

62	Hyundai Capital UK Limited	United Kingdom
63	Insurance Funding Solutions Limited	United Kingdom
64	Liquidity Limited	United Kingdom
65	PSA Finance PLC	United Kingdom
66	Santander (UK) Group Pension Schemes Trustees Limited	United Kingdom
67	Santander Asset Finance (December) Limited	United Kingdom
68	Santander Asset Finance plc	United Kingdom
69	Santander Cards Ireland Limited	Ireland
70	Santander Cards Limited	United Kingdom
71	Santander Cards UK Limited	United Kingdom
72	Santander Consumer (UK) plc	United Kingdom
73	Santander Consumer Credit Services Limited	United Kingdom
74	Santander Equity Investments Limited	United Kingdom
75	Santander Estates Limited	United Kingdom
76	Santander Global Consumer Finance Limited	United Kingdom
77	Santander Guarantee Company	United Kingdom
78	Santander Lending Limited	United Kingdom
79	Santander Private Banking UK Limited	United Kingdom
80	Santander Secretariat Services Limited	United Kingdom
81	Santander UK Foundation Limited	United Kingdom
82	Sheppards Moneybrokers Limited	United Kingdom
83	Solarlaser Limited	United Kingdom
84	Sovereign Spirit Limited	Bermuda
85	The Alliance & Leicester Corporation Limited	United Kingdom
86	Tuttle & Son Limited	United Kingdom
87	Viking Collection Services Limited	United Kingdom
88	Whitewick Limited	Jersey